UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 31, 2012

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

In connection with the Shareholder approval of the New Ulm Telecom, Inc. Director Stock Plan referenced in Item 5.07, we obtained a waiver from CoBank, ACB to amend our loan agreement to enable us to issue additional Company common stock. Our previous loan agreement placed restrictions on our ability to issue additional capital stock. Section 9(D)(v) of our loan agreement was amended and restated in its entirety as follows:

(v) issue any additional capital stock or ownership interests, except that the Borrower may issue up to 200,000 shares of common stock to its non-employee directors pursuant to that certain New Ulm Telecom, Inc. Director Stock Plan delivered to its shareholders of the Borrower as Appendix A to that certain Notice of Annual Meeting of Shareholders to be held on Thursday, May 31, 2012.

Item 5.07 – Submission of Matters to a Vote of Security Holders

New Ulm Telecom, Inc.’s Annual Meeting of Shareholders was held on May 31, 2012. Proxies representing 3,459,751 shares, or 67.63% of the 5,115,435 outstanding shares entitled to vote were present at the Annual Meeting, which constituted a quorum. The shareholder voting results for the election of three directors, the ratification of the appointment of New Ulm Telecom, Inc.’s independent registered public accounting firm and the shareholder approval of the Director Stock Plan are presented as follows:

Proposal 1. The following three directors were elected to serve until the 2015 Annual Meeting and until the election and qualification of their respective successors (which required the approval of a majority of the votes cast), as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Dennis E. Miller	2,827,255	134,763	516,613
Wesley E. Schultz	2,797,616	136,082	516,613
Suzanne M. Spellacy	2,794,939	138,759	516,613

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s independent registered public accounting firm for the 2012 fiscal year (which required the approval of a majority of the votes cast), as follows:

Votes For	Votes Against	Abstentions

3,443,693	9,947	6,111

Proposal 3. Shareholders approved the adoption of the Director Stock Plan (which required the approval of a majority of votes cast), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,545,139	326,748	71,251	516,613

Item 8.01 – Other Events

As noted in Item 5.07, at the May 31, 2012 Annual Meeting of Shareholders, the Company’s shareholders approved the adoption of the Director Stock Plan. Subsequent to approval by the shareholders, the Company’s Board of Directors adopted the following policies and procedures under the Director Stock Plan, effective as of May 31, 2012:

  The minimum stock retainer percentage for all non-employee directors elected at the 2012 Annual Meeting of Shareholders, or non-employee directors serving a continuing term, is 50%, or $8,400 of the $16,800 annual retainer;
  Therefore, common stock equal to $8,400 is being issued to each non-employee director in lieu of cash as of May 31, 2012, based on the closing price of Company stock on May 31, 2012; which was equal to $5.90. Therefore, each director is receiving 1,424 shares pursuant to the minimum stock retainer percentage.
  All shares vest immediately, but no sitting director may sell or transfer any shares for one year after the date of issuance, or until May 31, 2013.
  Each director also has the ability to elect to have an additional percentage of his or her retainer, up to 100%, issued in Company stock. Any election must be made by the close of business on May 31, 2012. Any shares issued pursuant to this individual stock percentage election will have the same vesting schedule and limits on transferability as the minimum stock retainer percentage shares issued by the Company under the Director Stock Plan.
  As provided in the Director Stock Plan, the minimum stock retainer percentage and the individual stock percentage election are based on the $16,800 annual director retainer and do not include any “chair retainer” or “meeting” fees, which will continue to be paid in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012	New Ulm Telecom, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer